Exhibit 99.1

iParty Corp. Reports Third Quarter 2009 Financial Results

DEDHAM, Mass.--(BUSINESS WIRE)--October 21, 2009--iParty Corp. (NYSE Amex: IPT - news), a party goods retailer, today reported financial results for its third quarter of fiscal year 2009, which ended on September 26, 2009.

Third Quarter 2009 Highlights

  Net loss of $1.4 million for the third quarter of 2009, compared to a net loss of $1.3 million for the third quarter of 2008.
  Consolidated net loss for the nine month period of $2.4 million in 2009, compared to $3.0 million for the nine month period in 2008.
  EBITDA net loss for the third quarter of 2009 of $775 thousand compared to an EBITDA net loss in the third quarter of 2008 of $648 thousand, an increase of $127 thousand (See accompanying schedule for reconciliation of non-GAAP EBITDA to net income (loss) for these periods).
  EBITDA net loss for the nine month period in 2009 of $481 thousand compared to an EBITDA net loss of $906 thousand for the nine month period in 2008.
  Consolidated revenues of $16.4 million for the third quarter of 2009, a 7.6% decrease compared to the third quarter of 2008.
  Comparable store sales in the third quarter of 2009 decreased 7.7% compared to the year-ago period.
  Payoff of $2.5 million Highbridge Note on September 15, 2009.

Sal Perisano, iParty’s Chairman and Chief Executive Officer, stated, “Our cost cutting initiatives, which began late last year, continue to result in significant expense saving through the third quarter, mitigating the overall effects of the economic recession to date. With these cost cutting initiatives in place, we were able to deliver bottom line results for the third quarter of 2009 that were substantially equal to last year’s third quarter results, despite the recession related sales shortfall during the quarter. Also, our consolidated net loss for the first nine months of 2009 is substantially less than last year.”

Mr. Perisano further stated that “We are also pleased to report that we were able to retire the $2.5 million Highbridge note on its due date of September 15, 2009, with proceeds from our revolving credit facility with Wells Fargo.”

Operating Results

For the third quarter of 2009, consolidated revenues were $16.40 million, a 7.6% decrease compared to $17.74 million for the third quarter in 2008. Comparable store sales in the third quarter of 2009 decreased 7.7% compared to the year-ago period. Consolidated gross profit margin was 37.3% for the third quarter of 2009 compared to a gross profit margin of 40.1% for the same period in 2008. Consolidated net loss for the third quarter of 2009 was $1.40 million, or $0.06 per basic and diluted share, compared to consolidated net loss of $1.32 million, or $0.06 per basic and diluted share, for the third quarter in 2008. On a non-GAAP basis, net loss for the third quarter of 2009 before interest, taxes, depreciation and amortization (“EBITDA”) was $775,272, compared to EBITDA net loss of $648,173 for the third quarter in 2008. EBITDA is calculated as net income (loss), as reported under United States generally accepted accounting principles (“GAAP”), plus net interest expense, depreciation and amortization and income taxes. The schedule accompanying this release provides the reconciliation of net loss for the third quarters of 2009 and 2008, and for the nine-month periods then ended, under GAAP to a non-GAAP, EBITDA basis.

For the nine-month year-to-date period ending September 26, 2009, consolidated revenues were $50.54 million, a 6.4% decrease compared to $53.99 million for the first nine months of 2008. Consolidated revenues for the first nine months of 2009 included a 6.5% decrease in comparable store sales from the year ago period. Consolidated gross profit margin was 38.0% for the nine-month period, compared to 40.3% for the same period in 2008. For the nine-month period, consolidated net loss was $2.44 million, or $0.11 per basic and diluted share, compared to a consolidated net loss of $3.00 million, or $0.13 per basic and diluted share for the first nine months of 2008. On a non-GAAP basis, EBITDA net loss was $480,985 compared to an EBITDA net loss of $906,260 for the first nine months of 2008, an improvement of 47% or $425,153.

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. is a party goods retailer that operates 50 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com. iParty’s aim is to make throwing a successful event both stress-free and fun. With over 20,000 party supplies and costumes and an online party magazine and party-related content, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource with an extensive assortment of products to customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues, and, of course, Halloween. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

Non-GAAP Financial Measures

Pursuant to the requirements of Regulation G, we have provided below reconciliations of any non-GAAP financial measures we use in this press release to the most directly comparable GAAP financial measures. We believe that our presentation of EBITDA, which is a non-GAAP financial measure, is an important supplemental measure of operating performance to investors. The discussion below defines this term, why we believe it is a useful measure of our performance, and explains certain limitations on the use of non-GAAP financial measures such as our use of EBITDA.

EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States generally accepted accounting principles ("GAAP"), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. EBITDA is a non-GAAP financial measure and has been presented in this release because our management and the audit committee of our board of directors use this financial measure in monitoring and evaluating our ongoing financial results and trends. Our management and audit committee believe that this non-GAAP operating performance measure is useful for investors because it enhances investors' ability to analyze trends in our business and compare our financial and operating performance to that of our peers.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA has certain limitations. Our presentation of EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. In particular, we have opened new stores through the expenditure of capital funded with borrowings under our bank line of credit. Our results of operations, therefore, reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes these expenses, provides helpful information about the operating performance of our business, but EBITDA does not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.

Accordingly, EBITDA should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA reflects additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

	For the quarter ended		For the nine months ended
RECONCILIATION OF NON-GAAP MEASURES	Sept 26, 2009	Sept 27, 2008	Sept 26, 2009	Sept 27, 2008

Net income (loss) as reported under GAAP	$(1,396,982)	$(1,322,630)	$(2,443,385)	$(3,003,552)

plus, Interest expense, net	125,724	177,821	390,759	574,554
plus, Depreciation and amortization	495,986	496,636	1,571,641	1,522,738
plus, Income taxes	-	-	-	-

EBITDA, non-GAAP	$(775,272)	$(648,173)	$(480,985)	$(906,260)

Safe harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: changes in consumer confidence and consumer spending patterns, particularly those impacting the New England region and Florida, which may result from, among other factors, rising unemployment, access to consumer credit, mortgage foreclosures, credit market turmoil, declines in the stock market, general feelings and expectations about the overall economy, and unseasonable weather; the successful implementation of our growth and marketing strategies; our ability to access existing credit lines or to obtain additional financing, if required, on acceptable terms and conditions; rising commodity prices, especially oil and gas prices; our relationships with our third party suppliers; the failure of our inventory management system and our point of sale system; competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; the availability of retail store space on reasonable lease terms; and compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the NYSE Amex. For a more detailed discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, "Risk Factors" of iParty's most recently filed Annual Report on Form 10-K for the fiscal year ended December 27, 2008 and our other periodic reports filed with the SEC. iParty is providing this information as of this date, and does not undertake to update the information included in this press release, whether as a result of new information, future events or otherwise.

iPARTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended		For the nine months ended
	Sep 26, 2009	Sep 27, 2008	Sep 26, 2009	Sep 27, 2008
Revenues	$16,404,046	$17,742,315	$50,541,462	$53,990,071
Operating costs:
Cost of products sold and occupancy costs	10,282,326	10,629,144	31,356,342	32,225,078
Marketing and sales	5,810,227	6,677,703	16,231,004	18,703,915
General and administrative	1,582,751	1,580,277	5,006,742	5,490,076

Operating income (loss)	(1,271,258)	(1,144,809)	(2,052,626)	(2,428,998)

Interest expense, net	(125,724)	(177,821)	(390,759)	(574,554)

Net income (loss)	($1,396,982)	($1,322,630)	($2,443,385)	($3,003,552)

Income (loss) per share:
Basic and diluted	$(0.06)	$(0.06)	$(0.11)	$(0.13)
Weighted-average shares outstanding:
Basic and diluted	22,731,667	22,730,295	22,731,667	22,719,425

iPARTY CORP.
CONSOLIDATED BALANCE SHEETS
	Sep 26, 2009
	(Unaudited)	Dec 27, 2008
ASSETS
Current assets:
Cash and cash equivalents	$64,350	$60,250
Restricted cash	512,641	775,357
Accounts receivable	1,012,979	730,392
Inventories, net	18,377,554	13,022,142
Prepaid expenses and other assets	445,156	279,185
Total current assets	20,412,680	14,867,326
Property and equipment, net	3,008,388	3,646,481
Intangible assets, net	1,780,862	2,303,692
Other assets	371,082	177,774
Total assets	$25,573,012	$20,995,273

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and book overdrafts	$10,838,220	$4,048,833
Accrued expenses	2,403,546	2,495,955
Current portion of capital lease obligations	9,228	6,444
Current notes payable	600,000	2,876,182
Borrowings under line of credit	4,741,878	1,950,019
Total current liabilities	18,592,872	11,377,433

Long-term liabilities:
Capital lease obligations, net of current portion	16,148	-
Notes payable	-	600,000
Other liabilities	1,469,377	1,200,174
Total long-term liabilities	1,485,525	1,800,174

Commitments and contingencies

Convertible preferred stock	13,663,891	13,663,891
Common stock	22,732	22,732
Additional paid-in capital	52,199,874	52,079,540
Accumulated deficit	(60,391,882)	(57,948,497)
Total stockholders' equity	5,494,615	7,817,666

Total liabilities and stockholders' equity	$25,573,012	$20,995,273

CONTACT:
iParty Corp.
David Robertson, 781-355-3770
Chief Financial Officer
drobertson@iparty.com